SCHEDULE 14C INFORMATION
                                 (Rule 14c-101)

                  INFORMATION STATEMENT PURSUANT TO SECTION 14C
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant             [X]

Filed by a Party other than the Registrant           [  ]

Check the appropriate box:

[ ]   Preliminary Information Statement  [ ]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X]   Definitive Information Statement        RULE 14A-6 (E) (2))

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                                 FONECASH, INC.
               ---------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

         (1)     Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------

         (2)     Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         ----------------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------


         (5)      Total fee paid:

         -----------------------------------------------------------------------


[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         -----------------------------------------------------------------------

         (2)      Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

         (3)      Filing Party:

         -----------------------------------------------------------------------

         (4)      Date Filed:

Notes:

                                  FONECASH, INC
                                 90 PARK AVENUE
                                   SUITE 1700
                            NEW YORK, NEW YORK 10016


                              INFORMATION STATEMENT
            SHAREHOLDER MAJORITY ACTION IN LIEU OF AN ANNUAL MEETING
                               AS OF MAY 30, 2002

     NOTICE IS HEREBY GIVEN TO ALL SHAREHOLDERS THAT A MAJORITY ACTION OF SHAREHOLDERS IN LIEU OF AN ANNUAL MEETING (THE "ACTION") OF FONECASH, INC., A DELAWARE CORPORATION, (THE "COMPANY") WILL BE TAKEN June 29, 2002

(1)  To elect five Directors of the Company for the coming year;

(2) To ratify, adopt and approve a restatement and amendment to the Company's Certificate of Incorporation.

     Only shareholders of record at the close of business on May 30, 2002 are entitled to receipt of this Information Statement.

                           By Order of the Board of Directors


                                  /s/Judy S. Park
                                  -------------------
                                  Judy S. Park
                                  Corporate Secretary


                                 FONECASH, INC.
                                 90 PARK AVENUE
                                   SUITE 1700
                            NEW YORK, NEW YORK 10016



                              INFORMATION STATEMENT

         This information statement is being mailed to the stockholders on or about June 7, 2002 to all stockholders of record on May 30, 2002, in connection with the adoption by the majority stockholders of the Company (the"Majority Stockholders") of a resolution electing the board of directors of the Company. All necessary corporate approvals in connection with the election of the board of directors referred to herein have been obtained, and this Information

Statement is furnished solely for the purpose of informing stockholders, in the manner required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of the election before it takes effect.


The total number of shares of the Common Stock issued and outstanding on May 30, 2002 was 45,553,056.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                      PROPOSAL NO. 1 - ELECTION OF DIRECTOR

     The Company's Majority Stockholders have approved the election of the following individuals to serve as the Company's board of directors, each for a term of one year commencing 20 days from the date this notice is first given or until his successor has been duly elected and qualified.

Biographical Information of Directors Elected

Daniel E. Charboneau, age 70, CEO/President/Chairman of the Board. Mr. Charboneau is an experienced management executive with over twenty years of accomplishments in the area of marketing, sales, organizational development, manufacturing and profit-center responsibilities. He has worked with several multi-national companies, including Bechtel International where he was Organization Development Consultant from 1974 to 1980, and with 3M in Asia from 1980 to 1984. From 1984 to 1987, Mr. Charboneau operated as a consultant to U.S. and European businesses who were interested in investment in Asia. In 1987, in a joint venture with A&H, a jewelry maker in Rhode Island, Mr. Charboneau established a manufacturing plant in Taiwan whose products were exported worldwide. In addition to his duties on the Board of Directors, Mr. Charboneau directs the development of technologies, products, and markets and manages business relations with Asian suppliers.

John Jiann-Shong Wu, age 49, Director/Co-founder. Born in China, Dr. Wu became an American citizen in 1978 and lives with his family in San Jose, California when he is not in Taiwan. Educated in Taiwan, Dr. Wu received His Master Degree in Computer Science from Florida Institute of Technology and his doctorate in Electrical Engineering from Leland Stanford Junior University. From 1975 to 1982 he was a Researcher with Taiwan National Science, and from 1982 to 1988 a Senior Engineer and Project Manager with General Electric Company in Singapore. From 1989 to 1990, he was a Project Manager with Digital Equipment Corporation and from 1990 to 1991 he was Senior Consulting Engineer with Hewlett Packard. Dr. Wu has designed many products, both hardware and software, and founded his R&D facility to promote better design of electrical and telephonic products. From 1991 to 1996, Dr. Wu was co-founder and Vice President of V-Star Electronics, then, from 1997 until present, Dr. Wu started his own advanced laboratory, Advance Data Information and became a cofounder in FoneCash.

Daniel S. Macdonald ,age, 66, Director. Mr. MacDonald has 22 years of experience in the mutual fund industry and is a Certified Financial Planner and holds licenses in real estate, insurance and securities. He has resided in Japan for from 1962 to 1972 as International Liaison for the Japanese Chamber of Commerce; he speaks Japanese fluently. From 1972 to 1986, he serves in various capacities with Oppenheimer Management Corporation, first in San Francisco as Regional Sales Manager and ending in New York as Senior Vice President and National Sales Manager. In 1989, Mr. MacDonald started MDIC, Inc. in Bronxville, New York, and for the last 11 years until present, remains as owner and manager of this financial service corporation specializing in mutual funds.

Michael Wong, age 36, was appointed Director and Chief Financial Officer was born in Malaysia and grew up in Singapore. Mr. Wong is a financial management professional who received his higher education in Great Britain and received his BS in Accounting and Finance in 1991. Upon returning to Singapore, he joined Price Waterhouse as a tax accountant. Four years later, he joined American International Group, assisting in the business and product development division. Subsequently, he had the opportunity to venture into the China market where he was involved in business development and infrastructure work. In 1999, he was involved in corporate restructuring for a chemical company in China and gradually became interested in the environmental and telecommunication sectors.

David Cheung, age 35, was appointed Director and Vice President of Corporate Marketing. After finishing his higher education in Great Britain and receiving his MBA in Finance from Lancaster International Business School of Lancaster University, he joined a subsidiary of Costain Construction as a member of its business development team, specializing in the hospitality sector. After returning to Hong Kong, he was involved in several major infra structuring projects, such as hotels, power plants, roads and bridges, as well as heading up a consultancy team for re-marketing of a French clothing manufacturer in China. Mr. Cheung joined the Emperor Group in 1998 to lead and implement the strategic business management turn-around of the Group's hotel and newspaper divisions. Once back in China, he became a consultant to companies in the fine chemical processing sector, as well as the Internet and telecommunication sectors.

Meetings of the Board of Directors and its Committees

     In the last fiscal year the Board of Directors held 4 regularly scheduled meetings and 2 special meetings. All other actions by the Board of Directors were taken by consent pursuant to the Company's By-laws.

     The Company has no compensation committee or audit committee of the Board of Directors. All functions which would otherwise be performed by a compensation or audit committee, including administration of the Company's stock plans, review the Company's compensation policies for executive officers and key employees, the engagement of independent auditors and review of the scope and results of the Company's audits and the professional services furnished by the independent auditors to the Company.

     Directors  who  are  not  officers  or  related  to  officers   receive  no
compensation to attend the meetings.

                             SECTION 16(a) REPORTING

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock of the Company. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, during the fiscal year ended December, 2001, the following persons failed to timely file their initial reports on Form 3: All such reports on Forms 4 and 5 were subsequently filed.


                      HOLDINGS OF MANAGEMENT AND OF HOLDERS
                    OF 5% OR MORE OF THE COMPANY'S SECURITIES


     The following table sets forth certain information regarding the ownership of the Company's common stock as of January 16, 2002 by (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table employed by the Company in that capacity on January 16, 2002;
(iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of any class of the Company's voting securities.


------------------------------- -------------------------------------- ---------------------------- ------------------------

                                                                          Amount and Nature of
                                                                           Beneficial Ownership      Percent of Common Stock
Name                            Address of Beneficial Owner                 as of May 30, 2002              Outstanding
------------------------------- -------------------------------------- ---------------------------- ------------------------
Daniel E. Charboneau            215 Central Park Ave.                         7,111,387                    16.0%
                                Hartsdale, NY 10530
------------------------------- -------------------------------------- ---------------------------- ------------------------

John Jiann-Shong Wu             21 Street, 6 Fl, No.211 Chung-Cheng           4,400,000                     10.0
                                4 Road
                                Kaoshiung, Taiwan
------------------------------- -------------------------------------- ---------------------------- ------------------------

All Directors and Officers as                                                11,511,387                    26.0%
a Group
=============================== ====================================== ============================ ========================



           PROPOSAL NO. 2 -AMENDMENT TO THE ARTICLES OF INCORPORATION

     On June 1, 2002 the Company's Board of Directors adopted resolutions proposing, and as of June 1, 2002 the holders of a majority of the outstanding shares of Common Stock approved an amendment to the Company's Certificate of Incorporation amending and restating the Certificate of Incorporation to allow the issuance of different series of preferred and common stock. Holders of shares of the Company's Common Stock do not and will not have preemptive rights pursuant to the Company's Certificate of Incorporation. The amendment is intended to provide sufficient shares of Common Stock and Preferred stock to be issued for future financing at different prices with differing privileges and rights. The amendment will not result in an increase in the Company's Delaware Franchise Tax. The amendment will become effective when the Certificate of

Amendment, a copy of which is attached hereto as Exhibit A, will be filed with the Secretary of State of the State of Delaware.

     The Company is presently authorized to issue 500,000,000 shares of Common Stock, of which, as of May 30, 2002, 45,553,056 shares were outstanding. The Company also holds 500 shares as treasury stock.

     Additional authorized shares may be issued on such terms and at such times as the Board of Directors may determine without further action by the shareholders, unless otherwise required by the applicable laws or regulations. Except in certain cases such as a stock dividend or stock split, the issuance of additional shares will have the effect of diluting the voting power of existing shareholders and therefore may have an anti-takeover effect.

                         FINANCIAL AND OTHER INFORMATION

     Federal securities law requires us to file information with the Securities and Exchange Commission (SEC) concerning our business and operations.
Accordingly, we file annual, quarterly and special reports, information statements and other information with the SEC. SEC rules and regulations permit us to incorporate by reference the information the Company files with the SEC. This means that we can disclose important information to you referring you to other information the Company filed with the SEC.

     The following documents previously filed by the Company (File No. 000-30536) with the Securities and Exchange Commission pursuant to the Exchange Act are incorporated herein by references and are available to the public on the SEC's web site at http://www.sec.gov

                  (a) We have included a copy of our Form 10-KSB for the fiscal year ended December 31, 2001 with this Information Statement to all shareholders of record as of May 30, 2002, the record date for our 2002 Annual Meeting of Shareholders.

                  (b) All other reports filed by the Company pursuant to Section 13(a) of the Exchange Act since January 2001, consisting of the Company's Quarterly reports on Form 10-QSB for the fiscal quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 among other reports and information statements incorporated herein by reference.

                                 OTHER BUSINESS

     As of the date of this Information Statement, the Board of Directors of the Company knows of no other business which will be presented for consideration of the stockholders of the Company who intend to submit written consents to the Secretary of the Company on the Effective Date.


Shareholders Proposal for the next Annual Meeting

     Proposals of security holders intended to be presented at the 2003 annual Meeting must be received by the Company for inclusion in the Company's Proxy Statement and form of proxy relating to the meeting as soon as possible, but no later than December 31, 2002.


                                       By Order of the Board of Directors

                                       /s/Judy S. Park
                                       --------------------------
                                       Judy S. Park
                                       Corporate Secretary

Appendix A


                     AMENDMENT TO ARTICLES OF INCORPORATION

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 FONECASH, INC.

     FoneCash, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     FIRST: The name of the Corporation is FoneCash, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of the State of the State of Delaware on August 7, 1997.

     SECOND: Pursuant to Sections 228, 242 and 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

     THIRD: The text of the original Certificate of Incorporation and any amendment and restatement thereto is hereby amended and restated to read in its entirety as follows:

                                    ARTICLE I

The name of this corporation is FoneCash, Inc. (the "Corporation").
                                                     -----------

                                   ARTICLE II

The address of the Corporation's registered office in the State of Delaware is 1220 N. Market Street, Suite 606, Wilmington, Delaware 19801, County of New
Castle. The name of its registered agent at such address is American Incorporators Ltd.

                                   ARTICLE III
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

(A) Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is Five Hundred Ten Million (510,000,000) shares, each with a par value of $0.0001 per share. Five Hundred Million (500,000,000) shares shall be Common Stock and Ten Million (10,000,000) shares shall be Preferred Stock.

(B) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Certificate of Incorporation, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status, which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                    ARTICLE V

The number of directors of the Corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors.

                                   ARTICLE VI

In the election of directors, each holder of shares of any class or series of capital stock of the Corporation shall be entitled to one vote for each share held. No stockholder will be permitted to cumulate votes at any election of directors.

                                   ARTICLE VII

No action shall be taken by the stockholders of the Corporation other than at an annual or special meeting of the stockholders, upon due notice and in accordance with the provisions of the Corporation's Bylaws.

                                  ARTICLE VIII

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   ARTICLE IX

The Board of Directors of the Corporation is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

                                    ARTICLE X

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE XI

(A) To the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law of Delaware is hereafter amended to authorize, with the approval of a corporation's stockholders, further reductions in the liability of the Corporation's directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

(B) Any repeal or modification of the foregoing provisions of this Article XI shall not adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director occurring prior to such repeal or modification.

                                   ARTICLE XII

(A) To the fullest extent permitted by applicable law, the Corporation is also authorized to provide indemnification of (and advancement of expenses to) agents (and any other persons to which Delaware law permits the Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to a corporation, its stockholders, and others.

(B) Any  repeal  or  modification  of any of the  foregoing  provisions  of this
Article XII shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification.

The foregoing Amended and Restated Certificate of Incorporation has been duly adopted by this Corporation's Board of Directors and stockholders in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.